Consent of Independent Registered Public Accounting Firm

MSB Financial Corp.
Millington, New Jersey

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 being filed with the Securities and Exchange Commission of our report dated March 18, 2016, relating to the consolidated financial statements of MSB Financial Corp. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

 /s/ BDO USA, LLP

Woodbridge, New Jersey
August 15, 2016